Exhibit 10.13(a)

Amendment No. 1

to

Manufacturing Services Agreement:

This Amendment No. 1 (this “Amendment”) to the Manufacturing Services Agreement dated October 24, 2017, (the “Agreement”) between the Parties is entered into on July 5, 2018 (the “Amendment Effective Date”) by and between Owlet Baby Care, Inc., a Delaware corporation with its principal office at 2500 Executive Parkway, Suite 300, Lehi, Utah 84043 (“Customer”), and Benchmark Electronics, Inc., a Texas corporation with its principal place of business at 4141 N. Scottsdale Road, Suite 301, Scottsdale, Arizona 85251, along with its wholly-owned subsidiary, Benchmark Electronics (Thailand) PCL, a Thailand company with offices at 94 Moo 1 Hi-Tech Industrial Estate, Banlane, Bang Pa-In, Ayutthaya 13160, Thailand, (collectively, “Benchmark”). The terms of the Agreement between Customer and Benchmark shall be incorporated into and apply to this Amendment. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Customer and Benchmark wish to amend the Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and Benchmark agree as follows:

1.	Section 7.4 (Component Yield Loss/Attrition). Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Customer acknowledges that the manufacturing processes for the manufacture of the Product will result in the loss and scrap of Products due to the fallout or scrap of Components used in production (“Yield Loss / Attrition”). The total Yield Loss / Attrition value (calculated as a number of Products which were scrapped) from each Purchase Order will be consolidated on a monthly basis. Benchmark may issue an invoice to Customer each month for all such Products where the Yield Loss / Attrition number is less than or equal to three percent (2.5%) of the total number of Products in the Purchase Order. Benchmark will be liable for any Yield Loss / Attrition which is greater than three percent (3%) of the total number of Products in the Purchase Order.”

2.	Section 7.5 (Inventory Turns). Section 7.5 of the Agreement is hereby deleted in its entirety.

3.	A new section, Section 11.6 (Epidemic Failure) is hereby added to the Agreement as follows:

“11.6 Epidemic Failure. In the event that five percent (5%) or more of any lot, batch or other separately distinguishable manufacturing run of Products which was verified by Benchmark to have been delivered to Customer is found to be Nonconforming Product with the same root cause defects within the twelve (12) month period following Benchmark’s delivery of such Products to Customer, Benchmark will promptly: (a) dedicate sufficient resources to thoroughly investigate the cause of the defect; (b) perform root cause analysis; and (c) implement corrective action. In addition, after Benchmark’s verification, Benchmark will render repair and replacement services, as reasonably requested by Customer, during the applicable Product warranty period. In addition to repair or replacement of such Nonconforming Products with the same root cause defects, Manufacturer will credit Customer an amount equal to ten percent (10%) of the price paid by Customer as compensation for removal and reinstallation associated with the repair or replacement of such Nonconforming Products.”

4.	No other changes. All other terms and conditions of the Agreement remain unchanged and in full force and effect. The Agreement as hereby amended contains the entire agreement between the Parties with respect to the matters set forth therein and herein, and the Agreement and this Amendment shall be read as one document.

IN WITNESS WHEREOF, this Amendment has been signed effective as of the Amendment Effective Date on behalf of Customer and Benchmark by duly authorized representatives.

BENCHMARK ELECTRONICS (THAILAND) PCL		OWLET BABY CARE, INC.

By:	/s/ Mike Buseman	By:	/s/ David Kizer
	Signature		Signature

Mike Buseman	David Kizer
Printed Name	Printed Name

Director	7/6/18	VP Sourcing & Supply Chain	7/3/18
Title	Date	Title	Date

BENCHMARK ELECTRONICS, INC.

By:	/s/ Mike Buseman
Signature

Mike Buseman
Printed Name

EVP, Global Operations	7/6/18
Title	Date